UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCANA Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation or organization)

57-0784499
(I.R.S. Employer Identification Number)

1426 Main Street, Columbia, South Carolina 29201
(Address of Principal Executive Offices) (Zip Code)

SCANA Corporation Stock Purchase-Savings Plan
(Full title of the plan)

Francis P. Mood, Jr.
Senior Vice President, General Counsel and Assistant Secretary
SCANA Corporation
1426 Main Street, Columbia, South Carolina 29201
(Name and address of agent for service)

(803) 217-8634
(Telephone number, including area code, of agent for service)

Copy To:

Elizabeth B. Anders
McNair Law Firm, P.A.
1301 Gervais Street
17th Floor
Columbia, SC 29201
(803) 799-9800

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class	Amount	Offering	Aggregate	Amount of
of Securities To	To Be	Price	Offering	Registration
Be Registered (1)	Registered	Per Share (2)	Price (2)	Fee (2)

Common Stock no par value	5,000,000	$39.37	$196,850,000	$23,169

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of the registrant as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on November 15, 2005.

Part II

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

    Except as superseded by information contained in this registration statement the contents of registration statement No. 333-97555 are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

    At October 31, 2005, Francis P. Mood, Jr., Esquire, who is Senior Vice President, General Counsel and Assistant Secretary, and a full-time employee of the registrant, owned beneficially 274 shares of the registrant's Common Stock, including shares acquired by the trustee under the Plan by use of contributions made by Mr. Mood and earnings thereon, and including shares purchased by the trustee by use of contributions by the registrant and earnings thereon.

SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on November 17, 2005.

(REGISTRANT)	SCANA Corporation

By:	/s/William B. Timmerman
William B. Timmerman, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(i) Principal executive officer and director:

By:	/s/William B. Timmerman
William B. Timmerman, Chairman of the Board, President, Chief Executive Officer
and Director
Date:	November 17, 2005

(ii) Principal financial officer:

By:	/s/Kevin B. Marsh
Kevin B. Marsh, Senior Vice-President-Finance and Chief Financial Officer
Date:	November 17, 2005

(iii) Principal accounting officer:

By:	/s/James E. Swan, IV
James E. Swan, IV, Controller
Date:	November 17, 2005

(iv) Other directors:

* Bill L. Amick, James A. Bennett, William B. Bookhart, Jr., William C. Burkhardt, D. Maybank Hagood, W. Hayne Hipp, Lynne M. Miller, Maceo K. Sloan, Harold C. Stowe and G. Smedes York

* Signed on behalf of each of these persons:

By:	/s/Kevin B. Marsh
Kevin B. Marsh
(Attorney-in-Fact)
Date:	November 17, 2005

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on November 17, 2005.

(PLAN)                     SCANA Corporation Stock Purchase-Savings Plan

By:	/s/K. B. Marsh
K. B. Marsh
Chairman
SCANA Corporation Stock
Purchase-Savings Plan Committee

/s/B. W. Hinson
B. W. Hinson
Member
SCANA Corporation Stock
Purchase-Savings Plan Committee

EXHIBIT INDEX

Exhibit No.	Description
4.01	Restated Articles of Incorporation of SCANA Corporation as adopted on April 26, 1989 (Filed as Exhibit 3-A to Registration Statement No. 33-49145 and incorporated by reference herein)
4.02	Articles of Amendment of SCANA Corporation, dated April 27, 1995 (Filed as Exhibit 4-B to Registration Statement No. 33-62421 and incorporated by reference herein)
4.03	By-Laws of SCANA Corporation as revised and amended on December 13, 2000 (Filed as Exhibit 3.01 to Registration Statement No. 333-68266 and incorporated by reference herein)
4.04	SCANA Corporation Stock Purchase-Savings Plan, including amendments through June 14, 2004 (Filed herewith)
4.05	Trust Agreement SCANA Corporation Stock Purchase-Savings Plan dated January 15, 1999 (Filed as Exhibit 4.05 to Registration Statement No. 333-87281 and incorporated by reference herein)
5.01	Opinion Re Legality (Filed herewith)
23.01	Consent of Deloitte & Touche LLP (Filed herewith)
23.02	Consent of Francis P. Mood, Jr. (Included in his opinion in Exhibit 5.01)
24.01	Power of Attorney (Filed herewith)